Exhibit 99.13
EXCHANGE AND CONTRIBUTION AGREEMENT
BY AND AMONG
ENTERPRISE PRODUCTS PARTNERS L.P.,
ENTERPRISE PRODUCTS OLPGP, INC.
ENTERPRISE PRODUCTS OPERATING LLC
ENTERPRISE PRODUCTS GTM, LLC
ENTERPRISE GTMGP LLC
AND
ENTERPRISE GTM HOLDINGS L.P.
DATED AS OF SEPTEMBER 7, 2011

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS; RECORDATION	2
1.1 Definitions	2

ARTICLE II THE EXCHANGE AND CONTRIBUTIONS	3
2.1 Exchange by EPD and GTM of the Exchanged Duncan LP Interest and GTM’s Right to Receive Merger Consideration	3
2.2 Conveyance and Contribution by EPD (including on behalf of OLPGP, EPO, Enterprise GTM and GTMGP as noted below) to GTM of the Contributed Duncan LP Interest	4
2.3 Amended and Restated Partnership Agreement of Duncan	4

ARTICLE III FURTHER ASSURANCES	4
3.1 Further Assurances	4
3.2 Other Assurances	5

ARTICLE IV MISCELLANEOUS	5
4.1 Order of Completion of Transactions	5
4.2 Headings; References; Interpretation	5
4.3 Successors and Assigns	5
4.4 No Third Party Rights	5
4.5 Counterparts	6
4.6 Governing Law	6
4.7 Assignment of Agreement	6
4.8 Amendment or Modification	6
4.9 Director and Officer Liability	6
4.10 Severability	6
4.11 Integration	6

Exhibits

Exhibit A —	Third Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P.

-i-

EXCHANGE AND CONTRIBUTION AGREEMENT
     THIS EXCHANGE AND CONTRIBUTION AGREEMENT (this “Agreement”) dated as of September 7, 2011, is made and entered into by and among Enterprise Products Partners L.P., a Delaware limited partnership (“EPD”), Enterprise Products Operating LLC, a Texas limited liability company (“EPO”), Enterprise Products OLPGP, Inc., a Delaware corporation (“OLPGP”), Enterprise Products GTM, LLC, a Delaware limited liability company (“Enterprise GTM”), Enterprise GTMGP, LLC, a Delaware limited liability company (“GTMGP”), and Enterprise GTM Holdings L.P., a Delaware limited partnership (“GTM”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.
RECITALS
     WHEREAS, GTM owns 33,783,587 common units (“Common Units”) representing limited partner interests of Duncan Energy Partners L.P., a Delaware limited partnership (“Duncan”), which 33,783,587 Common Units will be converted into the right to receive common units representing limited partner interests in EPD (“EPD Common Units”) as merger consideration (the “Merger Consideration”) pursuant to an Agreement and Plan of Merger, dated as of April 28, 2011, by and among EPD, Enterprise Products Holdings LLC, EPD MergerCo LLC, Duncan and DEP Holdings, LLC (the “Merger Agreement”).
     WHEREAS, pursuant to the Merger Agreement, in connection with the merger contemplated thereby at the effective time of such merger (the “Merger”), EPD will initially acquire all of the limited partner interests of Duncan.
     WHEREAS, (i) EPD owns all of the outstanding stock of OLPGP and a 99.999% membership interest in EPO, (ii) OLPGP owns a 0.001% membership interest in EPO, (iii) EPO owns all of the membership interest in Enterprise GTM and a 99.0% limited partner interest in GTM, (iv) Enterprise GTM owns all of the membership interests in GTMGP, and (v) GTMGP owns a 1.0% general partner interest in GTM.
     WHEREAS, EPD and GTM desire (i) to exchange all of GTM’s right to receive the Merger Consideration under the Merger Agreement for the assignment by EPD of a limited partner interest in Duncan immediately following the Merger equal to the number of Common Units owned by GTM immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger divided by a denominator equal to the Exchange Ratio (as defined in the Merger Agreement) multiplied by the number of Common Units outstanding immediately prior to the effective time of the merger pursuant to the Merger Agreement (the “Exchanged Duncan LP Interest”); and (ii) for EPD to contribute or cause to be contributed to OLPGP and/or GTM a limited partner interest in Duncan equivalent to the interest previously held by holders of Common Units other than GTM that EPD owns immediately following the Merger (the “Contributed Duncan LP Interest”), with such Exchanged Duncan LP Interest and Contributed Duncan LP Interest owned by EPD and resulting contributed interests to be as set forth in the amended and restated agreement of limited partnership of Duncan described below and attached as an Exhibit to this Agreement.

     WHEREAS, concurrently with the consummation of the transactions contemplated hereby (the “Closing”), each of the following matters shall occur:
          1. GTM will exchange all of its right to receive the Merger Consideration under the Merger Agreement for the assignment to GTM by EPD of the Exchanged Duncan LP Interest.
          2. EPD will contribute or cause to be contributed all of the Contributed Duncan LP Interest as follows: (a) a contribution of a 0.001% Duncan LP Interest to OLPGP, (b) an initial contribution of the remaining Contributed Duncan LP Interest to EPO (a portion of such interests in conveyed by EPD on behalf of OLPGP for a continuation of OLPGP’s 0.001% general partner interest in EPO)and (c) a subsequent contribution by EPO of all of that remaining Contributed Duncan LP Interest to GTM (a portion of such interests is conveyed by EPO on behalf of Enterprise GTM and GTMGP for a continuation of GTMGP’s 1.0% general partner interest in GTM).
          3. The Duncan partnership agreement will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in the Merger Agreement and this Agreement.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS; RECORDATION
     1.1 Definitions. Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings given such terms as is set forth below.
     “affiliate” means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise.
     “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Amended and Restated Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Duncan as executed on the date hereof in substantially the same form as attached hereto as Exhibit A.
     “Closing” has the meaning assigned to such term in the recitals.

     “Common Units” has the meaning assigned to such term in the recitals.
     “Contributed Duncan LP Interest” has the meaning assigned to such term in the recitals.
     “Duncan LP Interests” mean the Contributed Duncan LP Interest and the Exchanged Duncan LP Interest, collectively, representing all of the limited partner interests of Duncan after giving effect to the Merger.
     “Effective Date” means September 7, 2011.
     “Enterprise GTM” has the meaning assigned to such term in the first paragraph of this Agreement
     “EPD” has the meaning assigned to such term in the first paragraph of this Agreement.
     “EPD Common Units” has the meaning assigned to such term in the recitals.
     “EPO” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Exchanged Duncan LP Interest” has the meaning assigned to such term in the recitals.
     “GTM” has the meaning assigned to such term in the first paragraph of this Agreement.
     “GTMGP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.
     “Merger” has the meaning assigned to such term in the recitals.
     “Merger Agreement” has the meaning assigned to such term in the recitals.
     “Merger Consideration” has the meaning assigned to such term in the recitals.
     “OLPGP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Party” and “Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.
ARTICLE II
THE EXCHANGE AND CONTRIBUTIONS
     2.1 Exchange by EPD and GTM of the Exchanged Duncan LP Interest and GTM’s Right to Receive Merger Consideration. GTM hereby agrees to exchange all of the EPD Common Units it is entitled to receive as Merger Consideration under the Merger

Agreement as consideration for the conveyance by EPD of the Exchanged Duncan LP Interest as set forth below effective immediately following the Merger.
     In exchange for GTM’s exchange of all the EPD Common Units it is entitled to receive as Merger Consideration under the Merger Agreement, effective immediately following the Merger EPD hereby transfers, assigns and conveys to GTM, its successors and assigns, for its own use forever, all of its rights, title and interest in and to the Exchanged Duncan LP Interest, and GTM hereby accepts the Exchanged Duncan LP Interest and assumes the obligations as a limited partner of Duncan under the Amended and Restated Agreement.
     TO HAVE AND TO HOLD the Exchanged Duncan LP Interest unto GTM, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.2 Conveyance and Contribution by EPD (including on behalf of OLPGP, EPO, Enterprise GTM and GTMGP as noted below) to GTM of the Contributed Duncan LP Interest. EPD hereby (including on behalf of OLPGP, EPO, Enterprise GTM and GTMGP as noted below, each of which also hereby, to the extent applicable) grants, contributes, transfers, assigns and conveys as follows: (a) a contribution to OLPGP of a 0.001% Duncan LP Interest, (b) an initial contribution of the remaining Contributed Duncan LP Interest (a 99.299% Duncan LP Interest) to EPO (a portion of such interests is conveyed by EPD on behalf of OLPGP for a continuation of OLPGP’s 0.001% general partner interest in EPO) and (c) a subsequent contribution by EPO as assignee of all of the remaining Contributed Duncan LP Interests to GTM (a portion of such interests is conveyed by EPO on behalf of Enterprise GTM and GTMGP for a continuation of GTMGP’s 1.0% general partner interest in GTM), its successors and assigns, for its and their own use forever, all of its and their rights, title and interest in and to the Contributed Duncan LP Interest, and each of OLPGP and GTM hereby accepts the Contributed Duncan LP Interest, as a capital contribution and assumes the obligations as a limited partner of Duncan under the Amended and Restated Agreement.
     TO HAVE AND TO HOLD the Contributed Duncan LP Interest unto OLPGP and GTM, its and their successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
     2.3 Third Amended and Restated Partnership Agreement of Duncan. OLPGP and GTM shall enter into the Amended and Restated Agreement in the form set forth as Exhibit A hereto to, among other matters, reflect the exchanges and contributions required by this Agreement.
ARTICLE III
FURTHER ASSURANCES
     3.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable

Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.
     3.2 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. It is the express intent of the Parties that OLPGP and GTM own all of the Duncan LP Interests that are identified in this Agreement.
ARTICLE IV
MISCELLANEOUS
     4.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed on the Effective Date in the order set forth therein.
     4.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     4.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties signatory hereto and their respective successors and assigns.
     4.4 No Third Party Rights. Except as provided herein, nothing in this Agreement is intended to or shall confer upon any person other than the Parties, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

     4.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
     4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the Law of some other jurisdiction, wherein the interests are located, shall apply.
     4.7 Assignment of Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of each of the Parties.
     4.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.
     4.9 Director and Officer Liability. Except to the extent that they are a party hereto, the directors, managers, officers, partners and securityholders of the Parties and their respective affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert).
     4.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
     4.11 Integration. This Agreement and the instruments referenced herein supersede any and all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement or any such instrument unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement or such instrument.
[The Remainder of this Page is Intentionally Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ENTERPRISE PRODUCTS PARTNERS L.P.
By:	Enterprise Products Holdings LLC, its
general partner

By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE PRODUCTS OLPGP, INC.
By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE PRODUCTS OPERATING LLC
By:	Enterprise Products OLPGP, Inc., its sole
manager

By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE PRODUCTS GTM, LLC
By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE GTMGP LLC
By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

Signature Page to Exchange and Contribution Agreement

ENTERPRISE GTM HOLDINGS LP
By:	Enterprise GTMGP LLC, its general partner

By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

Signature Page to Exchange and Contribution Agreement